Exhibit 99.2
Unaudited financial statements of Quick Hit, Inc. as of June 3, 2011 and for the periods from January 1, 2011 through June 3, 2011 and 2010.
QUICK HIT, INC
FINANCIAL STATEMENTS

QUICK HIT, INC.
CONDENSED BALANCE SHEETS
(In thousands)

	June 3,	December 31,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$37	$3,515
Accounts receivable, net	48	182
Prepaid expenses	1,683	2,318

Total current assets	1,768	6,015
Property and equipment, net	403	553
Restricted cash	75	75
Intangible asset, net	42	44

Total assets	$2,288	$6,687

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Long-term debt	$1,668	$4,114
Capital lease obligations	216	318
Accounts payable	132	115
Accrued expenses	1,685	1,837
Advances from customers and deferred revenue	37	63

Total current liabilities	3,738	6,447
Deferred rent	108	113
Commitments and contingencies
Stockholders’ equity (deficit):
Series B-2 convertible preferred stock	450	—
Series B-1 convertible preferred stock	2,471	2,471
Series B convertible preferred stock	8,000	8,000
Series A convertible preferred stock	5,000	5,000
Common stock	1	1
Additional paid-in capital	244	244
Accumulated deficit	(17,724)	(15,589)

Net stockholders’ equity (deficit)	(1,558)	127

Total liabilities and stockholders’ equity (deficit)	$2,288	$6,687

See accompanying notes

QUICK HIT, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	January 1 through June 3
	2011	2010
Revenues	$457	$119
Cost of revenues	132	108

Gross margin	325	11

Operating costs and expenses
Research and development	734	1,160
Operations	319	383
Sales and marketing	786	620
General and administrative	343	457

	2,182	2,620

Operating loss	(1,857)	(2,609)
Other expenses (income)
Interest and financing costs, net	278	71

Net Loss	(2,135)	(2,680)

See accompanying notes

QUICK HIT, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	January 1 through June 3
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash used in operating activities	(1,269)	(2,366)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(6)	(92)

Net cash used in investing activities	(6)	(92)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	(2,653)	(307)
Sale of stock	450	1

Net cash used in financing activities	(2,203)	(306)

Net increase (decrease) in cash and cash equivalents	(3,478)	(2,764)
Cash and cash equivalents — beginning of period	3,515	6,430

Cash and cash equivalents — end of period	$37	$3,666

See accompanying notes

QUICK HIT, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited, in thousands, except share information)
A. Basis of Presentation
The accompanying unaudited interim condensed financial statements of Quick Hit, Inc. (the “Company”) as of June 3, 2011 and for the periods January 1 through June 3, 2011 and 2010 (the “interim periods”) have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying condensed consolidated financial statements include all adjustments which are normal, recurring and necessary to present fairly the results for the interim periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for the entire year.
The preparation of the condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
The condensed balance sheet at December 31, 2010 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles for complete financial statements.
The Company had recurring net losses since incorporation and negative cash flows from operations of $7,364 and $5,404 for 2010 and 2009, respectively, and as of June 3, 2010 had an accumulated deficit of $17,724. The Company’s future is dependent upon its ability to achieve cash flow positive operations and to raise additional financing. There is no assurance that the Company will meet its planned operations or that it will be successful in obtaining additional equity or debt financing on terms favorable to the Company. See Note I.
For further information, refer to the financial statements and notes thereto included in the Quick Hit, Inc. financial statements as of December 31, 2010 and for the year then ended included in Majesco Entertainment Company’s Current Report on Form 8-K dated June 3, 2011, as amended.
B. Summary of Significant Accounting Policies
Use of estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions for the reporting period and as of the financial statement date. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management has made certain significant estimates and assumptions in these financial statements relating to revenues, accounts receivable and related reserves, deferred taxes, accrued liabilities and stock option costs, among other accounts. Actual results could differ from those estimates.
Accounts receivable — The Company carries its accounts receivable at cost less an allowance for doubtful accounts. The allowance for doubtful accounts was $18 at each of June 3, 2011 and December 31, 2010.
Property, equipment and depreciation — Property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets on a straight-line basis. Depreciation expense totaled $155 and $133 for the interim periods ended June 3, 2011 and 2010.
Intangible asset — Intangible asset consists of costs incurred to acquire the domain name “Quick Hit” for $50. The Company’s estimate of the expected use of the domain name is ten years. Amortization expense totaled $2 for each of the interim periods ended June 3, 2011 and 2010.

C. Prepaid Expenses
Prepaid expenses consists of the following:

	June 3,	December 31,
	2011	2010
License fees	$1,540	$2,042
Customer acquisition costs	127	234
Other	16	41

	$1,683	$2,317

D. Capital Lease Obligations
Capital lease obligations consist of the following;

	June 3,	December 31,
	2011	2010
Capital lease obligations	$220	$325
Less: unamortized discount	(4)	(7)

Net	$216	$318

In June 2011, the Company entered into an asset purchase agreement that required full payment of all amounts outstanding under the capital lease obligations at closing. See Note I.
E. Long-Term Debt
Long-term debt consists of the following:

	June 3,	December 31,
	2011	2010
Note payable to a bank, due October 2012	$—	$1,286
Note payable to a financial institution, due December 2011	1,750	3,000

	1,750	4,286
Less: current portion of long-term debt	(1,668)	(4,114)
Less: unamortized discount	(82)	(172)

	$—	$—

In February 2011, a financial institution issued a notice of default under a material adverse change clause in a credit agreement and called the outstanding loan balance of $3,000. In March 2011, the Company entered into an amended credit agreement with a financial institution implementing a revised repayment plan related to all outstanding debt and the notice of default was retracted. Under the agreement, the Company was required to raise $450 from the sale of stock to certain investors, pay the note payable to a bank in full, pay $1,250 of outstanding principal balance and pay the remaining principal balance in installments through December 31, 2011. In addition, outstanding warrants to purchase 450,342 shares of the Company’s Series B Convertible Preferred Stock were reduced to 225,171 shares.
F. Capital Stock
Sale of preferred stock — In March 2011, in connection with the amended credit agreement described in Note E, the Company issued 624,177 shares of Series B-2 convertible preferred stock for total gross proceeds of $450. In connection with the sale, the Company amended and restated its certificate of incorporation increasing its authorized stock to the following:

Series	Shares Authorized
Common stock	40,000,000
Series A	10,080,000
Series B	12,620,000
Series B-1	3,500,000
Series B-2	1,000,000

67,200,000

Rights of Series B-2 preferred stockholders are in preference to the rights of all other stockholders.

G. Commitments
1. Lease commitments — Rent expense under the Company’s operating lease amounted to $52 in each of the interim periods ended June 3, 2011 and 2010. The Company has issued an irrevocable letter of credit in the amount of $75 as security for the Company’s office leases, for which $75 of cash is restricted for security. In connection with the asset purchase agreement described in Note I, the lease was assumed by the purchaser together with the letter of credit and restricted cash.
2. License agreements — Future non-cancelable minimum royalty commitments at June 3, 2011 for a license through May 31, 2012 amount to $1,500, which the Company has accrued as of June 3, 2011.
H. Employee Benefit Plans
The Company maintains a retirement savings plan and a stock option plan for the benefit of its employees. In conjunction with the asset purchase agreement described in Note I, the Company resolved to terminate these plans.
I. Asset Purchase Agreement
In June 2011, the Company entered into an asset purchase agreement with a purchaser and its senior lender, the financial institution referred to in Note D. Under the terms of the agreement, the Company changed its name to QH Holding Co., sold substantially all of its assets and transferred certain accounts payable and accrued expenses of the Company to the purchaser for $837, with payment being made by the purchaser as directed by the senior lender. The sale was not to be treated as a liquidation event under the restated certificate of incorporation.
Included in the assets sold was equipment and software purchased by the Company under capital lease obligations. In connection with the agreement, all capital lease obligations were paid in full by the Company and have been presented as current liabilities in the accompany balance sheet.
In conjunction with the asset purchase agreement, the Company entered into a bill of sale agreement with the senior lender whereby the Company sold software source code to the senior lender in partial settlement of outstanding debt.
These condensed financial statements do not include any adjustments for the carrying values of assets, liabilities or stockholders’ deficiency that are affected by the asset purchase agreement.